Trecora Resources Announces $30 Million Debt Paydown - Leverage ratio reduced to 1.5x-2.0x Adjusted EBITDA from continuing operations - Current outstanding term loan debt of $48.2 million vs. $78.2 million at the end of June SUGAR LAND, Texas, September 8, 2020 – Trecora Resources ("Trecora" or the "Company") (NYSE: TREC), a leading provider of specialty hydrocarbons and specialty waxes, announced today it has made a prepayment of $30 million in principal under its term loan facility (“Term Loan Facility”), effective September 4, 2020. As a result of this prepayment, the Company reduced the outstanding principal amount under the Term Loan Facility to approximately $48.2 million. “A primary goal for Trecora has been to reduce its leverage ratio to a range of 1.5-2.0 times Adjusted EBITDA from continuing operations. With this $30 million debt paydown, we have fulfilled that commitment,” said Sami Ahmad, Trecora's Chief Financial Officer. “Recently received proceeds from the partial share sales of Trecora's ownership in Al Masane Al Kobra Mining Co. (“AMAK”) and our significant second quarter operating cash flow, have positioned us to be able to rapidly reduce our debt while still maintaining the same level of liquidity. With our solid balance sheet and financial flexibility, we are well-equipped to navigate the present market environment, drive growth opportunities, and enhance shareholder value.” Use of Non-GAAP Measures This press release includes the use of both U.S. generally accepted accounting principles ("GAAP") and non-GAAP financial measures. The Company believes certain financial measures, such as EBITDA from continuing operations and Adjusted EBITDA from continuing operations, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. The Company believes that such non-GAAP measures, when read in conjunction with our operating results presented under GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. These measures are not measures of financial performance or liquidity under GAAP and should be considered in addition to, and not as a substitute for, analysis of our results under GAAP. We define EBITDA from continuing operations as net income (loss) from continuing operations plus interest expense (benefit), income taxes, depreciation and amortization. We define Adjusted EBITDA from continuing operations as EBITDA from continuing operations plus share–based compensation, plus restructuring and severance expenses, plus or minus equity in AMAK's earnings and losses, plus impairment losses and plus or minus gains or losses on disposal of assets. These non-GAAP measures have been reconciled to the nearest GAAP measure in the tables below entitled Reconciliation of Selected GAAP Measures to Non-GAAP Measures. Forward-Looking Statements Some of the statements and information contained in this earnings press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding the Company's financial position, business strategy and plans and objectives of the Company's management for future operations and other statements that are not historical facts, are forward-looking statements. Forward- looking statements are often characterized by the use of words such as "outlook," "may," "will," "should," "could," "expects," "plans," "anticipates, "contemplates," "proposes," "believes," "estimates," "predicts," "projects," "potential," "continue," "intend," or the negative of such terms and other comparable terminology, or by discussions of strategy, plans or intentions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions, and other important factors that could cause the actual results, performance or our achievements, or industry results, to differ materially from historical results, any future results, or performance or achievements expressed or implied by such forward–looking statements. Such risks, uncertainties and factors include, but are not limited to: not completing, or not completely realizing the anticipated benefits from, the sale of our stake in AMAK; general economic and financial conditions domestically and internationally; insufficient cash flows from operating activities; our ability to attract and retain key employees; feedstock, product and mineral prices; feedstock availability and our ability to access third party transportation; competition; industry cycles; natural disasters or other severe weather events, health epidemics and pandemics (including COVID-19) and terrorist attacks; our ability to consummate extraordinary transactions, including acquisitions and dispositions, and realize the financial and strategic goals of such transactions; technological developments and our ability to maintain, expand and upgrade our facilities; regulatory changes; environmental matters; lawsuits; outstanding debt and other financial and legal obligations (including having to return the amounts borrowed under the Paycheck Protection Program or failing to qualify for forgiveness of such loans, in whole or in part); difficulties in obtaining additional financing on favorable conditions, or at all; local business risks in foreign countries, including civil unrest and military or political conflict, local regulatory and legal environments and foreign currency fluctuations; and other risks detailed in our latest Annual Report on Form 10-K, including but not limited to: "Part I, Item 1A. Risk Factors" and "Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" therein, and in our other filings with the Securities and Exchange Commission (the "SEC"). Many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 pandemic. 2

There may be other factors of which we are currently unaware or deem immaterial that may cause our actual results to differ materially from the forward-looking statements. In addition, to the extent any inconsistency or conflict exists between the information included in this report and the information included in our prior releases, reports and other filings with the SEC, the information contained in this report updates and supersedes such information. Forward-looking statements are based on current plans, estimates, assumptions and projections, and, therefore, you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events. About Trecora Resources (TREC) TREC owns and operates a specialty petrochemicals facility specializing in high purity hydrocarbons and other petrochemical manufacturing and a specialty wax facility, both located in Texas, and provides custom processing services at both facilities. In addition, the Company is the original developer and currently a 21.3% owner of AMAK, a Saudi Arabian joint stock company. Investor Relations Contact: Jason Finkelstein The Piacente Group, Inc. 212-481-2050 trecora@tpg-ir.com 3